EXHIBIT 99.1

N A R E I T I N S T I T U T I O N A L I N V E S T O R F O R U M June 2005

When used in this communication or other written or oral communications, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" as such many involve known and unknown risks, uncertainties and assumptions. These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to: general volatility of the capital markets and the market price of our Common Shares; changes in our business strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry, interest rates, or the general economy; and the degree and nature of our competition. All forward-looking statements speak only as to the date they are made and the Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statement to reflect events or circumstances after the date of such statements. Readers are cautioned that the Company's actual results could differ materially from those set forth in such forward-looking statements. Forward-looking statements 1

Education Realty Trust Highlights Craig L. Cardwell Chief Investment Officer Randall H. Brown Chief Financial Officer 2

Investment highlights Compelling student housing market opportunity Pure play student housing operator Most experienced student housing team in the industry High quality, Class A student housing portfolio Longstanding relationships with universities nationwide Unrivaled property management and development expertise Active pipeline of acquisition opportunities 3

Future acquisitions Assets under contract total $12.6 million $200 million of other potential pipeline acquisitions Mgmt & development company 16 assets and 9,030 beds managed for third parties 6 third-party development projects with 4,851beds Company overview Predecessor Company, Allen & O'Hara invented the student housing industry in 1964 Executive team has worked in student housing for 165 years EDR owns and operates 25 off-campus properties The company manages 16 third-party communities Owned portfolio 25 assets 6,005 units/18,925 beds One of the largest owners, managers of student housing in the U.S. 4

AZ 6.9% FL 19.6% GA 2.9% IN 3.4% KS 2.6% KY 4.4% MI 3.1% MO 2.4% NC 8.6% OH 6.0% OK 5.2% PA 8.8% SC 3.8% TN 5.6% TX 2.6% Diversified national footprint Breakdown by state Properties owned summary Managed property Owned property CA 1.7% CO 1.4% IL 2.5% MD 2.8% AL 1.6% Total no. of properties owned 25 Total no. of beds 18,925 Avg. distance from campus (miles) 2.0 Avg. year built 1999 MS 2.3% 5

Growth opportunity in a niche market Steady growth in enrollment 2.2mm new students by 2010 Echo boomer demographics Aging, obsolete on-campus dorms Limited new supply Declining dorm capacity 7.5mm current beds 70% off-campus 30% on-campus $159bn off-campus property value $23bn/yr. rental market Highly fragmented private ownership Non-institutionally owned 97% Institutionally owned 3% Student housing market ownership Source: Projections of Education Statistics of 2013. US Department of Education, National Center for Education Statistics 2003 Annual enrollment trends (in thousands) ?Total enrollment in all degree-granting institutions: Fall 1988 to Fall 2013 6

Business strategy Drive higher property yields though active and creative asset management strategies Acquire quality off-campus student communities at targeted universities Continue to secure third-party management and development contracts with the nation's leading universities Maximize value to shareholders, students, and universities! 7

Unrivaled property management expertise Pioneer of many of the industry's accepted best practices Focus on student housing management, not a merchant builder or multifamily manager Longstanding Community Assistant program and other student-oriented activities and services Sophisticated marketing and leasing techniques which uniquely target the student resident population Demonstrated ability to improve RevPAB after acquiring communities from less experienced owners 8

Operating highlights Completed the over-subscribed initial public offering on January 31, 2005 Was awarded four development contracts for a total of 4,444 beds Hired Thomas Trubiana, former President and Chief Executive Officer of American Campus Communities (NYSE:ACC), as Senior Vice President of Development of EDR's Development Company First quarter results in line with expectations First quarter 2005 net loss of approximately ($6.3) million, due primarily to non-recurring expenses of $5.1 million associated with IPO Negative funds from operations (FFO) of ($0.3) million for the first quarter of 2005 First quarter 2005 net operating loss of ($2.9) million, a decrease of $5.2 million over the same period last year 9

Acquisition activity Breakdown by state Executed roadshow plan to acquire four properties in the first half of 2005 Currently have eight other properties in the pipeline to be acquired by the end of 2005 10

Operations Current Occupancy and Pre-leasing 11 EDR on target with Leasing Plan for Fall, 2005 Predecessor apartments equal to Fall '04 pace University Towers +15 points ahead of '04 pace JPI sites +6 points ahead of '04 pace New acquisitions +5 points ahead of '04 pace

Capital structure Note: Equity based on closing price per common shares of $16.63 at March 31, 2005. 1 Based on net debt divided by enterprise value Capitalization Debt overview 12

EDR will combine stability of cash flow... Occupancy and rental rates less subject to macro-economic factors than other property types 12-month contractual lease agreements with parental guarantees Management fees based on long-term contracts (typically 10 years or more) Bad debt expenses comparable to multifamily business CAPEX requirements consistent with comparable apartment properties 13

....with opportunities for growth Opportunities for improvement in existing operating performance Targeting $100mm more in acquisitions by year end 2005 $104mm acquired year-to-date Growth in management and development fee business Opportunity to initiate development for EDR's own account Significant liquidity to fund growth 14